UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 29, 2010

(Date of Report; Date of Earliest Event Reported)

STEIN MART, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	0-20052	64-0466198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Riverplace Blvd., Jacksonville, Florida 32207

(Address of Principal Executive Offices Including Zip Code)

(904) 346-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Employment Agreement. As previously reported in the Current Report on Form 8-K filed on February 4, 2010, Stein Mart, Inc. (the “Company”) announced the appointment of Brian R. Morrow as Executive Vice President and Chief Merchandising Officer of the Company. In connection with Mr. Morrow’s appointment, on March 5, 2010, the Company and Mr. Morrow executed an employment agreement (the “Employment Agreement”), a copy of which is attached as Exhibit 10.1. The Employment Agreement, among other things, provides for: (i) a term of two years, (ii) annual base salary of $525,000 per year, (iii) severance compensation equal to 100% of annual base salary and continuation of insurance benefits for one year if the Employment Agreement is not renewed at expiration or executive is terminated without cause by the Company or with good reason by the executive, (iv) if terminated with cause by the Company or without good reason by the executive only base salary through the termination date is due, (v) if terminated without cause by the Company or with good reason by the executive following a change of control, severance compensation equal to (a) 200% of annual base salary and (b) 200% of bonuses earned in the year of termination, (vi) restrictive covenants against competing with the Company or recruiting any Company personnel for two years following termination, and (vii) vesting of unvested options and restricted shares upon death or disability. The executive remains eligible for other benefit plans and incentive plans in effect from time to time.

Option Award Agreement. On March 5, 2010, Mr. Morrow was granted an option to purchase 30,000 shares of the Company’s common stock, at an exercise price of $9.41, under the Company’s 2001 Omnibus Plan. The option has a term of seven years and is valued at $175,800. The form of the Option Award Agreement for Key Employees, pursuant to Stein Mart, Inc. 2001 Omnibus Plan, is incorporated by reference to the Company’s Form S-8 Registration Statement filed on August 7, 2001.

Separation Agreement. The following information is being provided to correct a disclosure made in the Company’s Form 8-K/A filed on February 17, 2010 regarding the Separation Agreement, dated February 2, 2010, between Stein Mart, Inc. and William A. Moll. As previously reported, the Separation Agreement provides for: (i) salary continuation of $459,500 for one year, (ii) continuation of certain employee benefits for one year, (iii) exercise of currently outstanding stock options on or before May 2, 2010, and (iv) forfeiture of all other unvested options, restricted stock and performance shares. The earlier disclosure indicated that the Separation Agreement provided for restrictive covenants against competing with the Company for one year. That statement was incorrect. Mr. Moll does not have any restrictive covenants against competing with the Company.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Employment Agreement, dated March 5, 2010, between Stein Mart, Inc. and Brian R. Morrow.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEIN MART, INC.
(Registrant)

Date: March 11, 2010	By:	/s/ D. Hunt Hawkins
D. Hunt Hawkins
Executive Vice President, Chief Administrative Officer

EXHIBIT INDEX

10.1	Employment Agreement, dated March 5, 2010, between Stein Mart, Inc. and Brian R. Morrow.